Contact:

Kathleen Baum

212-810-5429

Brian Beades

212-810-5596

invrel@blackrock.com

BlackRock Reports Third Quarter Diluted EPS of $0.92 per Share;

Assets Under Management Rise to $427.8 Billion.

New York, October 19, 2005 - BlackRock, Inc. (NYSE:BLK) today reported net income for the quarter ended September 30, 2005 of $61.1 million, or $0.92 per diluted share. That compares to a net loss of $9.8 million, or $0.15 per diluted share, for the third quarter of 2004, which included an after-tax charge of $57.1 million or $0.87 per diluted share associated with initial expense recognition for the BlackRock, Inc. 2002 Long-Term Retention and Incentive Plan (LTIP). Net income and diluted earnings per share in the third quarter were approximately 15% higher than in the second quarter of 2005 when the firm reported net income of $53.3 million and diluted earnings per share of $0.80. Third quarter earnings were impacted by a number of business factors, including higher performance fees on alternative products, increased non-operating income from investment appreciation (of which $8.2 million was offset by higher compensation costs), and the recognition of over $5 million of expense associated with the launch of a $1 billion closed-end fund.

On an adjusted basis (See Table 1), diluted earnings per share in the third quarter 2005 were $1.03, as compared to $0.56 in the same quarter of 2004, and were 13% above the $0.91 in the second quarter 2005. Diluted earnings per share, as adjusted, exclude the portion of the firm’s LTIP expense to be funded through a capital contribution of BlackRock, Inc. common stock by The PNC Financial Services Group, Inc.

“BlackRock’s third quarter results reflected continued strong new business momentum globally and our ability to capitalize on the increased diversification of our platform. Importantly, investment performance remained competitive in the face of challenging markets, which is a testament to our investment professionals and disciplined processes,” commented Laurence D. Fink, Chairman and CEO of BlackRock. “We are fortunate to have a deep base of talented and dedicated employees, and delivering their capabilities to our clients is ultimately what most differentiates BlackRock. During the quarter, we announced several organizational changes to streamline coordination of our alternatives efforts, strengthen our focus on clients and opportunities outside of the U.S., and better support the growth and evolution of our business. I believe that these enhancements will enable our team to more fully serve our clients, to most effectively capitalize on our substantial opportunities, and to expand our franchise worldwide.”

For the nine months ended September 30, 2005, net income and diluted earnings per share were $161.0 million and $2.41, respectively, compared to $93.4 million and $1.42 earned in the nine months ended September 30, 2004. Net income and diluted earnings per share for the nine months ended September 30, 2005, as adjusted, were $189.0 million and $2.83, respectively, compared to $130.0 million and $1.98 for the nine months ended September 30, 2004 (See Table 1).

Assets under management (AUM) increased by $13.4 billion, or 3%, during the quarter to $427.8 billion at September 30, 2005. Net new business in the third quarter was $10.7 billion, as the firm benefited from inflows in all asset classes and in all client channels. BlackRock Solutions and advisory services continued to achieve strong growth with eight net new assignments added during the quarter. For the twelve months ended September 30, 2005, AUM increased $104.4 billion, or 32%, driven principally by $39.1 billion of net new business and $50.0 billion of assets acquired with SSR Holdings, Inc. (SSR).

BlackRock, Inc.

Third Quarter 2005 Earnings Release

Third Quarter Business Highlights

•	Net new business totaled $10.7 billion in the third quarter, with net inflows across products and client channels globally. Continued strong demand worldwide resulted in net new fundings of $7.1 billion from U.S. investors and $3.6 billion from non-U.S. clients. Flows were favorable in all client channels, including $5.4 billion from pension plans and other tax-exempt investors, $3.0 billion from insurance companies and taxable institutions, $1.4 billion from institutional cash management investors and $871 million from private clients and mutual fund investors.

•	Fixed income assets increased to $290 billion at September 30, 2005, supported by $6.8 billion in net new business. We benefited from net inflows across products including $2.1 billion in core, $1.9 billion in global and $1.4 billion in targeted duration mandates. New business from U.S. and non-U.S. clients was $4.1 billion and $2.7 billion, respectively, including strong net inflows in all institutional client channels. Investment performance remained competitive, with 94% or more of composites outperforming their benchmarks and two-thirds or more of taxable bond fund assets ranked in the top two Lipper quartiles for the quarter, year-to-date, 1, 3 and 5-year periods ended September 30, 2005.

•	Cash management (liquidity) AUM increased $1.5 billion to $76.7 billion at September 30, 2005. Net inflows in institutional money market funds and separate accounts were $3.2 billion during the quarter, while securities lending portfolios experienced $1.7 billion of net outflows. Investment performance benefited from portfolio positioning that anticipated continued tightening by the Federal Reserve. For the quarter, year-to-date, 1, 3, and 5-year periods ended September 30, 2005, 98% or more of BlackRock’s institutional money market fund assets were ranked in the top quartile of their Lipper peer groups.

•	Equity assets ended the quarter at $35.6 billion, up $3.2 billion since second quarter-end. During the quarter, we added $993 million in new closed-end fund assets and had $248 million of net inflows in products other than SSR-related portfolios. We continue to see increased institutional interest in our equity capabilities, including several wins that had not funded by quarter-end. Investment performance remained strong, with over 75% of our institutional composites outperforming their benchmarks and 60% or more of our equity mutual funds ranked in the top two Lipper quartiles for the quarter, year-to-date and 1-year periods ended September 30, 2005.

•	Alternative investment AUM rose 12% to $25.5 billion at September 30, 2005, with net new business of $1.7 billion across our increasingly diversified product platform. Specifically, we added $925 million in structured products, including the issuance of two new collateralized debt obligations. We also added $460 million in real estate portfolios, driven principally by strong interest in our core real estate equity fund and a new growth and income product. Lastly, we had net inflows of $307 million across our hedge funds and other alternative products. Investment performance was favorable across products, and we continue to benefit from our product development efforts and strong client demand for alternative investments.

BlackRock, Inc.

Third Quarter 2005 Earnings Release

•	We continued to achieve strong growth in our BlackRock Solutions and related products, adding six new clients and eight net new assignments during the third quarter. These included three net new mandates in investment accounting, which is offered in conjunction with investment management services, and five net new risk management and advisory assignments. In addition, we began implementation on the two system outsourcing mandates added in the second quarter. Strong interest from institutions in the U.S., Europe and Asia is supporting a robust pipeline of opportunities for BlackRock Solutions globally.

•	Since quarter end, $15.7 billion of wins have funded or are to be funded, including $8.4 billion of additional assets to be managed for an existing client. Of the $7.3 billion balance, $5.3 billion was for long-dated portfolios and $2.0 billion was in cash management products. We continue to see significant opportunities to achieve organic growth with competitive performance across a broad array of products supporting a substantial pipeline of searches in process and sustained strong interest in our BlackRock Solutions and advisory capabilities.

Total revenue for the quarter ended September 30, 2005 increased $129.8 million, or 76%, to $300.8 million, compared to $171.0 million for the quarter ended September 30, 2004. Separate account revenue, mutual fund revenue and other income increased by $79.3 million, or 85%, $27.8 million, or 51%, and $22.7 million, or 97%, respectively.

The increase in separate account revenue was driven by a $47.2 million, or 51%, increase in separate account base fees from $92.9 million for the quarter ended September 30, 2004 to $140.1 million for the quarter ended September 30, 2005 and a $32.1 million increase in separate account performance fees to $32.7 million for the quarter ended September 30, 2005. Separate account base fees rose as a result of a $40.2 billion increase in AUM related to the January 2005 closing of the SSR acquisition and an increase in AUM, exclusive of the acquisition, of $40.8 billion since September 30, 2004. The increase in separate account performance fees reflected fees on the Company’s equity and fixed income hedge funds and real estate alternative investment products. The increase in mutual fund revenue primarily reflects the merger of SSR’s mutual funds into the BlackRock Funds contributing to a $9.6 billion, or 59%, increase in average AUM for the third quarter of 2005 as well as $2.4 billion of new closed-end funds launched since September 30, 2004. Other income increased $22.7 million, or 97%, to $46.2 million during the quarter ended September 30, 2005 compared to the quarter ended September 30, 2004 primarily due to $8.9 million in property management fees earned on real estate equity accounts assumed in the SSR acquisition, a $7.4 million increase in BlackRock Solutions products and services and $4.4 million of higher distribution fees earned on the BlackRock Funds.

BlackRock, Inc.

Third Quarter 2005 Earnings Release

During the third quarter of 2005, total revenue increased approximately $29.4 million, or 11%, as compared to the second quarter of 2005 primarily due to strong organic growth in AUM, increased equity and real estate alternative investment product performance fees and higher BlackRock Solutions revenues.

	Three months ended			Variance vs.
	September 30,		June 30, 2005	September 30, 2004		June 30, 2005
	2005	2004		Amount	%	Amount	%
(Dollar amounts in thousands)

Mutual fund revenue
BlackRock Funds	$36,784	$16,289	$34,856	$20,495	125.8%	$1,928	5.5%
Closed-end Funds	23,128	17,978	21,095	5,150	28.6	2,033	9.6
BlackRock Liquidity Funds	21,171	19,508	20,310	1,663	8.5	861	4.2
Other commingled funds	740	298	986	442	148.3	(246)	(24.9)

Total mutual fund revenue	81,823	54,073	77,247	27,750	51.3	4,576	5.9

Separate account revenue
Separate account base fees	140,148	92,943	132,786	47,205	50.8	7,362	5.5
Separate account performance fees	32,670	539	21,438	32,131	NM	11,232	52.4

Total separate account revenue	172,818	93,482	154,224	79,336	84.9	18,594	12.1

Total investment advisory and administration fees	254,641	147,555	231,471	107,086	72.6	23,170	10.0

Other income	46,166	23,444	39,918	22,722	96.9	6,248	15.7

Total revenue	$300,807	$170,999	$271,389	$129,808	75.9%	$29,418	10.8%

BlackRock, Inc.

Third Quarter 2005 Earnings Release

Total revenue for the nine months ended September 30, 2005 increased $285.6 million, or 53%, to $822.3 million compared to $536.6 million during the nine months ended September 30, 2004. Separate account revenue increased by $164.5 million, or 54%, mutual fund revenue increased by $63.9 million, or 39%, and other income increased by $57.2 million, or 86%, compared with the nine months ended September 30, 2004. The increase in separate account revenue was driven by a $117.7 million increase in separate account base fees from $270.4 million for the nine months ended September 30, 2004 to $388.2 million for the nine months ended September 30, 2005 and a $46.8 million increase in separate account performance fees to $80.8 million as compared to $34.0 million earned for the same period in 2004. The growth in separate account base fees was due to an $81.0 billion increase in AUM, approximately half of which related to the SSR acquisition. The increase in separate account performance fees primarily reflects positive performance in equity and fixed income hedge funds. The increase in mutual fund revenue primarily includes increases in BlackRock Funds revenue and closed-end fund revenue of $47.6 million and $11.9 million, respectively. The rise in BlackRock Funds revenue largely reflects the merger of SSR’s mutual funds into the BlackRock Funds contributing to a $7.2 billion, or 40%, increase in average AUM in the BlackRock Funds during the period. Closed-end fund revenue increased during the period due to several closed-end fund launches, resulting in a $2.4 billion increase in AUM since September 30, 2004. Other income increased primarily due to $23.3 million in property management fees earned on real estate equity accounts assumed in the SSR acquisition, a $20.3 million increase in BlackRock Solutions products and services and a $9.7 million rise in distribution fees earned on the BlackRock Funds.

	Nine months ended September 30,		Variance
	2005	2004	Amount	%
(Dollar amounts in thousands)

Mutual funds revenue
BlackRock Funds	$100,680	$53,128	$47,552	89.5%
Closed-end Funds	64,120	52,252	11,868	22.7
BlackRock Liquidity Funds	62,707	59,281	3,426	5.8
Other commingled funds	1,934	839	1,095	130.5

Total mutual funds revenue	229,441	165,500	63,941	38.6

Separate accounts revenue
Separate accounts base fees	388,163	270,427	117,736	43.5
Separate accounts performance fees	80,764	33,959	46,805	137.8

Total separate accounts revenue	468,927	304,386	164,541	54.1

Total investment advisory and administration fees	698,368	469,886	228,482	48.6

Other income	123,910	66,748	57,162	85.6

Total revenue	$822,278	$536,634	$285,644	53.2%

BlackRock, Inc.

Third Quarter 2005 Earnings Release

Total expense for the quarter ended September 30, 2005 increased $27.8 million, or 14%, to $221.1 million, compared to $193.4 million for the quarter ended September 30, 2004. The increase in total expense for the quarter primarily reflects a $22.3 million increase in general and administration expense to $51.5 million and a $3.7 million rise in fund administration and servicing costs to $12.0 million. Compensation and benefits expense decreased by $0.5 million for the quarter ended September 30, 2005 including a $75.6 million decline in LTIP expense. During the third quarter of 2004, management determined that full vesting of LTIP awards was probable and recorded a charge of $90.6 million reflecting LTIP expense from the beginning of the LTIP’s service period, January 1, 2002 through September 30, 2004, including related payroll taxes. Offsetting the decreased LTIP expense was higher base compensation and benefit costs of $33.1 million due to increased staffing levels resulting from the SSR acquisition and business growth and increased incentive compensation expense of $34.4 million associated with higher performance fees and increased operating profits. General and administration expense rose during the period primarily due to a $12.3 million increase in marketing and promotional expenses related to the Company’s mutual fund businesses and expanded institutional marketing efforts, particularly overseas, a rise in occupancy expense of $3.6 million reflecting the Company’s January 2005 occupancy of an additional 88,500 square feet in New York, costs assumed with the SSR acquisition as well as an increase in market data services of $2.4 million to support higher AUM levels and increased trading activities. Fund administration and servicing costs increased by $3.7 million, or 45%, in the third quarter of 2005 primarily as a result of increased networking and servicing fees on BlackRock Funds.

The $31.6 million, or 17%, increase in total expense compared to the second quarter of 2005 is primarily due to increased compensation and benefit costs of $24.1 million, increased marketing and promotional expense of $4.3 million largely due to a new closed-end fund launch and higher shareholder servicing expenses of $1.6 million for the BlackRock Funds and closed-end funds. The rise in compensation and benefit costs was primarily attributable to a $12.4 million increase in incentive compensation expense due to higher alternative product performance fees and an $8.2 million increase in deferred compensation expense associated with market appreciation on employee investments in the Company’s deferred compensation plans.

	Three months ended			Variance vs.
	September 30,		June 30,	September 30, 2004		June 30, 2005
	2005	2004	2005	Amount	%	Amount	%
(Dollar amounts in thousands)

General and administration expense:
Marketing and promotional	$20,097	$7,823	$15,756	$12,274	156.9%	$4,341	27.6%
Occupancy	9,631	6,066	9,094	3,565	58.8	537	5.9
Technology	5,591	4,771	5,393	820	17.2	198	3.7
Other general and administration	16,205	10,599	16,154	5,606	52.9	51	0.3

Total general and administration expense	$51,524	$29,259	$46,397	$22,265	76.1%	$5,127	11.1%

BlackRock, Inc.

Third Quarter 2005 Earnings Release

Total expenses for the nine months ended September 30, 2005 increased $167.5 million, or 39%, to $594.1 million compared to $426.7 million for the nine months ended September 30, 2004. The increase was primarily attributable to an increase of $109.8 million, or 36%, in employee compensation and benefits, an increase of $52.2 million, or 57%, in general and administration expense and a $6.9 million, or 28%, increase in fund administration and servicing costs. The rise in employee compensation and benefits was primarily attributable to a $90.0 million increase in base compensation and benefits as a result of higher staffing levels associated with the SSR acquisition and business growth, a $59.0 million increase in incentive compensation expense attributable to operating income growth and higher performance fees earned on the Company’s alternative investment products, partially offset by a $46.3 million decrease in LTIP costs. General and administration expense rose during the period primarily due to a $24.3 million increase in marketing and promotional costs, a rise in occupancy expense of $8.7 million, and an increase of $5.4 million in market data services resulting from higher trading volumes. The rise in marketing and promotion costs was largely attributable to a $13.3 million increase in mutual fund distribution expenses and a $6.2 million increase in travel and entertainment costs due to the SSR acquisition and expanded international marketing activity. Fund administration and servicing costs increased by $6.9 million largely as a result of increased networking and servicing fees on BlackRock Funds.

	Nine months ended September 30,		Variance
	2005	2004	Amount	%
(Dollar amounts in thousands)

General and administration expense:
Marketing and promotional	$49,978	$25,663	$24,315	94.7%
Occupancy	26,312	17,633	8,679	49.2
Technology	16,874	13,933	2,941	21.1
Other general and administration	50,925	34,692	16,233	46.8

Total general and administration expense	$144,089	$91,921	$52,168	56.8%

Non-operating income for the quarter and nine months ended September 30, 2005 increased $13.7 million and $4.2 million, respectively, versus the comparative periods in 2004 due to market appreciation on Company investments and employee investments in the firm’s deferred compensation plans and increased security gains in 2005, partially offset by interest expense associated with borrowings used to finance the SSR acquisition in 2005. Included in non-operating income for the nine months ended September 30, 2004 was a $13.0 million gain realized on the Company’s sale of its interest in Trepp LLC. During the third quarter of 2005, non-operating income increased $15.5 million compared to the second quarter of 2005, primarily due to higher investment appreciation on employee investments in the Company’s deferred compensation plans.

During the third quarter of 2005, the Company continued to make open market acquisitions of its common stock under a two million share repurchase program. The Company purchased approximately 472,000 shares during the quarter for a total of $40.2 million and is authorized to purchase an additional 181,000 shares as market conditions permit.

As a result of the SSR acquisition, BlackRock significantly increased both the number and the diversity of products on which performance fees can be earned. Currently, a number of products, particularly in the energy and real estate sectors, have the potential to generate substantial performance fees in the fourth quarter of 2005. The ultimate amount and timing of the realization of such fees will be affected

BlackRock, Inc.

Third Quarter 2005 Earnings Release

by investment performance in these products during the remainder of 2005. In addition, the Company is currently marketing a new closed-end fund which could result in the recognition of substantial launch costs in the fourth quarter.

Performance Notes

Past performance is no guarantee of future results.

Mutual fund performance data is net of fees and expenses, assumes the reinvestment of dividends and capital gains distributions and reflects the performance of the Institutional Class, with the exception of the BlackRock Funds, Government Income Portfolio, which reflects the performance of the Investor A Shares class. BlackRock waives fees, without which performance would be lower. Investments in BlackRock Funds and BlackRock Liquidity Funds are neither insured nor guaranteed by the U.S. government. Relative peer group performance is based on quartiles from Lipper Inc. Lipper rankings are based on total returns with dividends and distributions reinvested and do not reflect sales charges. Funds with returns among the top 25% of a peer group of funds with comparable objectives are in the first quartile and funds with returns in the next 25% of a peer group are in the second quartile. Some funds have less than one year of performance.

Fixed Income Portfolios of BlackRock Funds: The Core Bond Total Return, Core PLUS Total Return, Intermediate PLUS Bond and the Managed Income Portfolios are in the Intermediate Investment Grade Debt Lipper peer group. The Low Duration Bond and Enhanced Income Portfolios are in the Short Investment Grade Debt Lipper peer group. The Intermediate Bond Portfolio is in the Short-Intermediate Investment Grade Debt Lipper peer group. The High Yield Bond Portfolio is in the High Current Yield Lipper peer group and the Government Income Portfolio is in the General U.S. Government Lipper peer group. The Intermediate Government Bond Portfolio is in the Intermediate U.S. Government Lipper peer group. The Inflation Protected Bond Portfolio is in the Treasury Inflation Protected Securities Lipper peer group and the GNMA Portfolio is in the GNMA Lipper peer group.

Equity Portfolios of BlackRock Funds: The Investment Trust Portfolio is in the Large Cap Core Lipper peer group. The Index Equity Portfolio is in the S&P 500 Index Objective Lipper peer group. The Asset Allocation Portfolio is in the Flexible Portfolio Lipper peer group. The Small/Mid-Cap Growth and Mid-Cap Value Equity Portfolios are in the Small Cap Growth and Mid-Cap Value Lipper peer groups, respectively. The Large Cap Value and Small Cap Value Equity Portfolios are in the Multi-Cap Value and Small Cap Value Lipper peer groups, respectively. The Small Cap Core and Small Cap Growth Equity Portfolios are in the Small Cap Core Lipper peer group. The Health Sciences Portfolio is in the Health/Biotechnology Lipper peer group. The International Opportunities and Legacy Portfolios are in the International Small/Mid-Cap Growth and Large Cap Growth Lipper peer groups, respectively. The Global Resources and All-Cap Global Resources Portfolios are in the Natural Resources Lipper peer group. The U.S. Opportunities and Global Science and Technology Portfolios are in the Mid-Cap Core and Science and Technology Lipper peer groups, respectively.

BlackRock Liquidity Funds: TempFund and TempCash are in the Institutional Money Market Lipper peer group, and Federal Trust Fund and FedFund are in the Institutional U.S. Government Money Market Lipper peer group. T-Fund and Treasury Trust Fund are in the Institutional U.S. Treasury Lipper peer group. MuniCash and MuniFund are in the Institutional Tax-Exempt Money Market Lipper peer group. California Money Fund and New York Money Fund are in the California Tax-Exempt and New York Tax-Exempt Money Market Lipper peer groups, respectively.

Composites Performance: Investment performance does not reflect the deduction of advisory fees and other expenses, which will reduce performance results and the return to investors. All performance results assume reinvestment of dividends, interest and/or capital gains. BlackRock is the source of benchmark data for composites. Some BlackRock composites have less than one year of performance.

BlackRock, Inc.

Third Quarter 2005 Earnings Release

About BlackRock

BlackRock is one of the largest publicly traded investment management firms in the United States with approximately $427.8 billion of assets under management at September 30, 2005. BlackRock manages assets on behalf of institutional and individual investors worldwide through a variety of equity, fixed income, liquidity and alternative investment products. In addition, BlackRock provides risk management, investment system outsourcing and financial advisory services to a growing number of institutional investors. Clients are served from the Company’s headquarters in New York City, as well as offices in Boston, Chicago, Edinburgh, Hong Kong, San Francisco, Singapore, Sydney, Tokyo and Wilmington. BlackRock is majority owned by The PNC Financial Services Group, Inc. (NYSE: PNC) and by BlackRock employees. For additional information, please visit the Company’s website at www.blackrock.com.

Forward-Looking Statements

This press release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions. The information contained on our website is not a part of this press release.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in BlackRock’s Securities and Exchange Commission (SEC) reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s advised or sponsored investment products and separately managed accounts; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions or divestitures; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock or PNC; (11) terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and BlackRock; (12) the ability to attract and retain highly talented professionals; (13) fluctuations in foreign currency exchange rates, which may adversely affect the value of advisory fees earned by BlackRock; and (14) the impact of changes to tax legislation and, generally, the tax position of the Company.

BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2004 and BlackRock’s subsequent reports filed with the SEC, accessible on the SEC’s website at http://www.sec.gov and on BlackRock’s website at http://www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

TABLE 1

BlackRock, Inc.

Financial Highlights

(Dollar amounts in thousands, except share data)

(unaudited)

	Three months ended			Variance vs.
	September 30,		June 30,	September 30, 2004		June 30, 2005
	2005	2004	2005	Amount	%	Amount	%
Total revenue	$300,807	$170,999	$271,389	$129,808	76%	$29,418	11%
Total expense	$221,138	$193,375	$189,494	$27,763	14%	$31,644	17%
Operating income (loss)	$79,669	($22,376)	$81,895	$102,045	NM	($2,226)	-3%
Operating income, as adjusted (b)	$100,160	$52,016	$94,333	$48,144	93%	$5,827	6%
Net income (loss)	$61,119	($9,814)	$53,335	$70,933	NM	$7,784	15%
Net income, as adjusted (a)	$68,876	$36,885	$60,565	$31,991	87%	$8,311	14%
Diluted earnings (loss) per share	$0.92	($0.15)	$0.80	$1.07	NM	$0.12	15%
Diluted earnings per share, as adjusted (a)	$1.03	$0.56	$0.91	$0.47	84%	$0.12	13%
Average diluted shares outstanding	66,714,797	63,676,776	66,796,087	3,038,021	5%	(81,290)	0%
Operating margin	26.5%	-13.1%	30.2%
Operating margin, as adjusted (b)	35.5%	32.0%	37.0%
Assets under management ($ in millions)	$427,837	$323,465	$414,411	$104,372	32%	$13,426	3%

	Nine months ended
	September 30,		Variance
	2005	2004	Amount	%
Total revenue	$822,278	$536,634	$285,644	53%
Total expense	$594,133	$426,662	$167,471	39%
Operating income	$228,145	$109,972	$118,173	107%
Operating income, as adjusted (b)	$283,781	$193,500	$90,281	47%
Net income	$160,990	$93,389	$67,601	72%
Net income, as adjusted (a)	$188,960	$129,997	$58,963	45%
Diluted earnings per share	$2.41	$1.42	$0.99	70%
Diluted earnings per share, as adjusted (a)	$2.83	$1.98	$0.85	43%
Average diluted shares outstanding	66,809,706	65,858,552	951,154	1%
Operating margin	27.7%	20.5%
Operating margin, as adjusted (b)	36.7%	37.8%
Assets under management ($ in millions)	$427,837	$323,465	$104,372	32%

BlackRock, Inc.

Financial Highlights (continued)

(a)	While BlackRock reports its financial results using accounting principles generally accepted in the United States of America (GAAP), management believes that evaluating its ongoing operating results may not be as useful if investors are limited to reviewing only GAAP financial measures. Management reviews non-GAAP financial measures to assess on-going operations, and for the reasons described below, considers them to be effective indicators, for both management and investors, of BlackRock's profitability and financial performance over time. Nevertheless, BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Net income, as adjusted, and diluted earnings per share, as adjusted have been derived from BlackRock's consolidated financial statements, as follows:

	Three months ended			Nine months ended
	September 30,		June 30, 2005	September 30,
	2005	2004		2005	2004
Net income, GAAP basis	$61,119	($9,814)	$53,335	$160,990	$93,389
Add back: PNC’s LTIP funding requirement	7,757	46,699	7,716	22,866	46,699
SSR acquisition costs	—	—	—	5,590	—
Release of reserves related to the New York State tax audit	—	—	—	—	(8,519)
Impact of Trepp sale	—	—	(486)	(486)	(1,572)

Net income, as adjusted	68,876	36,885	60,565	188,960	129,997

Diluted earnings per share, GAAP basis	$0.92	($0.15)	$0.80	$2.41	$1.42

Diluted earnings per share, as adjusted	$1.03	$0.56	$0.91	$2.83	$1.98

We believe that net income, as adjusted, and diluted earnings per share, as adjusted, are effective measurements of BlackRock’s historical profitability and financial performance. The LTIP expense associated with awards to be met by PNC’s funding requirement has been excluded from net income, as adjusted, and diluted earnings per share, as adjusted, because these changes do not result in an economic cost to the Company and, exclusive of the impact related to LTIP participants’ put options, these charges will not impact BlackRock’s book value. SSR acquisition costs consist of certain compensation costs and professional fees. Compensation reflected in this amount represents direct incentives related to alternative product performance fees generated in 2004 by SSR employees, assumed in conjunction with the acquisition and settled by BlackRock with no future service requirement. Net income, as adjusted, and diluted earnings per share, as adjusted, exclude this amount because it does not relate to the current period’s operations. Professional fees reflected in this amount, which have been deemed non-recurring by management, have been excluded from net income, as adjusted, and diluted earnings per share, as adjusted, to help ensure the comparability of this information to prior reporting periods.

(b)	Operating margin, as adjusted, equals operating income, as adjusted, divided by revenue used for operating margin measurement, as indicated in the table below. Computations for all periods presented include affiliated and non-affiliated fund administration and servicing expense reported as a separate income statement line item and are derived from the Company’s consolidated financial statements, as follows:

	Three months ended			Nine months ended
	September 30,		June 30, 2005	September 30,
	2005	2004		2005	2004
Operating income, GAAP basis	$79,669	($22,376)	$81,895	$228,145	$109,972
Add back: PNC LTIP funding obligation	12,313	74,125	12,247	36,296	74,125
Appreciation on assets related to deferred compensation plans	8,178	267	191	10,467	2,399
Trepp bonus	—	—	—	—	7,004
SSR acquisition costs	—	—	—	8,873	—

Operating income, as adjusted	100,160	52,016	94,333	283,781	193,500
Revenue, as reported	300,807	170,999	271,389	822,278	536,634
Less: fund administration and servicing costs	(11,997)	(8,277)	(10,426)	(31,531)	(24,655)
Reimbursable property management compensation	(6,485)	—	(6,239)	(16,783)	—

Revenue used for operating margin measurement	282,325	162,722	254,724	773,964	511,979

Operating margin, GAAP basis	26.5%	-13.1%	30.2%	27.7%	20.5%

Operating margin, as adjusted	35.5%	32.0%	37.0%	36.7%	37.8%

We believe that operating income, as adjusted, and operating margin, as adjusted, are effective indicators of management’s ability to, and useful to management in deciding how to, effectively employ BlackRock’s resources. As such, management believes that operating income, as adjusted, and operating margin, as adjusted, provide useful disclosure to investors. Compensation expense associated with appreciation on assets related to BlackRock’s deferred compensation plans has been excluded because investment returns on these assets reported in non-operating income results in a nominal impact on net income. Reimbursable property management compensation represents compensation and benefits paid to certain BlackRock Realty Advisors, Inc. (“Realty”) personnel. These employees are retained on Realty’s payroll when properties are acquired by Realty's clients. The related compensation and benefits are fully reimbursed by Realty’s clients and have been excluded from revenue used for operating margin meaurement, as adjusted, because they bear no economic cost to BlackRock. Fund administration and servicing costs have been excluded from revenue used for operating margin measurement, as adjusted, because these costs fluctuate based on the discretion of a third party.

TABLE 2

BlackRock, Inc.

Condensed Consolidated Statements of Income

(Dollar amounts in thousands, except share data)

(unaudited)

	Three months ended			Nine months ended
	September 30, 2005	September 30, 2004	% Change	September 30, 2005	September 30, 2004	% Change
Revenue
Investment advisory and administration fees
Mutual funds	$81,823	$54,073	51.3%	$229,441	$165,500	38.6%
Separate accounts	172,818	93,482	84.9	468,927	304,386	54.1

Total investment advisory and administration fees	254,641	147,555	72.6	698,368	469,886	48.6
Other income	46,166	23,444	96.9	123,910	66,748	85.6

Total revenue	300,807	170,999	75.9	822,278	536,634	53.2

Expense
Employee compensation and benefits	155,077	155,556	(0.3)	413,036	303,243	36.2
Fund administration and servicing costs
Affiliates	4,250	4,227	0.5	12,362	14,243	(13.2)
Other	7,747	4,050	91.3	19,169	10,412	84.1
General and administration	51,524	29,259	76.1	144,089	91,921	56.8
Amortization of intangible assets	2,540	283	NM	5,477	746	NM
Impairment of intangible assets	—	—	NM	—	6,097	(100.0)

Total expense	221,138	193,375	14.4	594,133	426,662	39.3

Operating income (loss)	79,669	(22,376)	NM	228,145	109,972	107.5
Non-operating income (expense)
Investment income	21,439	4,717	354.5	37,252	27,652	34.7
Interest (expense) income	(2,008)	965	(308.1)	(6,084)	(669)	NM

	19,431	5,682	242.0	31,168	26,983	15.5

Income (loss) before income taxes and minority interest	99,100	(16,694)	NM	259,313	136,955	89.3
Income taxes	37,077	(7,265)	NM	95,732	39,345	143.3

Income (loss) before minority interest	62,023	(9,429)	NM	163,581	97,610	67.6
Minority interest	904	385	134.8	2,591	4,221	(38.6)

Net income (loss)	$61,119	($9,814)	NM	$160,990	$93,389	72.4

Weighted-average shares outstanding
Basic	64,087,871	63,676,776	0.6%	64,243,408	63,693,281	0.9%
Diluted	66,714,797	63,676,776	4.8%	66,809,706	65,858,552	1.4%
Earnings (loss) per share
Basic	$0.95	($0.15)	NM	$2.51	$1.47	70.7%
Diluted	$0.92	($0.15)	NM	$2.41	$1.42	69.7%

NM - Not meaningful

TABLE 3

BlackRock, Inc.

Condensed Consolidated Statements of Financial Condition

(Dollar amounts in thousands)

(unaudited)

	September 30, 2005	December 31, 2004
Assets
Cash and cash equivalents	$396,514	$457,673
Accounts receivable	307,598	165,342
Investments	277,632	227,497
Property and equipment, net	123,687	93,701
Intangible assets, net	491,710	184,110
Deferred mutual fund commissions	12,555	—
Other assets	63,408	16,912

Total assets	$1,673,104	$1,145,235

Liabilities, minority interest and stockholders’ equity
Accounts payable and accrued liabilities	$80,478	$30,817
Accrued compensation	409,992	311,351
Purchase price contingencies	29,775	—
Acquired management contract obligation	3,791	4,810
Long term borrowings	250,000	—
Other liabilities	22,292	12,736

Total liabilities	796,328	359,714
Minority interest	9,586	17,169
Stockholders’ equity	867,190	768,352

Total liabilities, minority interest and stockholders’ equity	$1,673,104	$1,145,235

TABLE 4

BlackRock, Inc.

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

(unaudited)

	Nine months ended September 30,
	2005	2004
Cash flows from operating activities
Net income	$160,990	$93,389
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,414	15,462
Impairment of intangible assets	—	6,097
Minority interest	2,591	4,221
Stock-based compensation	52,963	9,518
Deferred income taxes	(2,609)	(20,908)
Tax benefit from stock-based compensation	4,040	1,690
Net gain on investments	(15,580)	(13,142)
Amortization of bond issuance costs	700	—
Amortization of deferred mutual fund commissions	8,269	—
Changes in operating assets and liabilities:
Increase in accounts receivable	(101,340)	(22,998)
Increase in investments, trading	(7,927)	(10,600)
Increase in receivable from affiliates	(23,391)	(608)
Increase in other assets	(8,478)	(952)
Increase in accrued compensation	4,105	85,620
Decrease in accounts payable and accrued liabilities	(34,318)	(4,387)
Increase in other liabilities	7,756	1,060

Cash provided by operating activities	70,185	143,462

Cash flows from investing activities
Purchase of property and equipment	(42,930)	(15,245)
Purchase of investments	(12,799)	(90,121)
Sale of investments	44,168	145,737
Sale of real estate held for sale	112,184	—
Deemed cash contribution upon consolidation of VIE	—	6,412
Consolidation of sponsored investment funds	—	(43,169)
Acquisitions, net of cash acquired	(247,220)	(74)

Cash (used in) provided by investing activities	(146,597)	3,540

Cash flows from financing activities
Borrowings, received, net of issuance costs	395,000	—
Principal repayment of borrowings	(150,000)	—
Repayment of short term borrowings	(111,840)	—
Subscriptions to consolidated sponsored investment funds	7,996	5,152
Decrease in cash due to deconsolidated sponsored investment fund	(5,509)	—
Distributions paid to minority interest holders	—	(5,794)
Dividends paid	(57,507)	(47,685)
Reissuance of treasury stock	13,268	13,325
Purchase of treasury stock	(72,775)	(48,539)
Issuance of class A common stock	706	—
Acquired management contract obligation payment	(1,019)	(926)

Cash provided by (used in) financing activities	18,320	(84,467)

Effect of exchange rate changes on cash and cash equivalents	(3,067)	955
Net (decrease) increase in cash and cash equivalents	(61,159)	63,490
Cash and cash equivalents, beginning of period	457,673	315,941

Cash and cash equivalents, end of period	$396,514	$379,431

TABLE 5

BlackRock, Inc.

Assets Under Management

(Dollar amounts in millions)

(unaudited)

	September 30,		December 31, 2004
	2005	2004
All Accounts
Fixed income	$290,041	$235,535	$240,709
Cash Management	76,713	67,837	78,057
Equity	35,600	12,675	14,792
Alternative investment products	25,483	7,418	8,202

Total	$427,837	$323,465	$341,760

Separate Accounts
Fixed income	$264,704	$211,075	$216,070
Cash Management	8,357	7,703	7,360
Cash Management-Securities lending	5,653	8,636	6,898
Equity	19,789	8,129	9,397
Alternative investment products	25,483	7,418	8,202

Subtotal	323,986	242,961	247,927

Mutual Funds
Fixed income	25,337	24,460	24,639
Cash Management	62,703	51,498	63,799
Equity	15,811	4,546	5,395

Subtotal	103,851	80,504	93,833

Total	$427,837	$323,465	$341,760

Component Changes in Assets Under Management

(Dollar amounts in millions)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
All Accounts
Beginning assets under management	$414,411	$309,654	$341,760	$309,356
Net subscriptions	10,747	7,302	26,411	6,945
Acquisitions	—	—	49,966	—
Market appreciation	2,679	6,509	9,700	7,164

Ending assets under management	$427,837	$323,465	$427,837	$323,465

Separate Accounts
Beginning assets under management	$315,236	$230,845	$247,927	$222,589
Net subscriptions	6,818	5,956	27,409	13,200
Acquisitions	—	—	40,181	—
Market appreciation	1,932	6,160	8,469	7,172

Ending assets under management	323,986	242,961	323,986	242,961

Mutual Funds
Beginning assets under management	99,175	78,809	93,833	86,767
Net subscriptions (redemptions)	3,929	1,346	(998)	(6,255)
Acquisitions	—	—	9,785	—
Market appreciation (depreciation)	747	349	1,231	(8)

Ending assets under management	103,851	80,504	103,851	80,504

Total	$427,837	$323,465	$427,837	$323,465

BlackRock, Inc.

Assets Under Management

Quarterly Trend

(Dollar amounts in millions)

(unaudited)

	Quarter Ended
	2004		2005			Nine months ended
	September 30	December 31	March 31	June 30	September 30	September 30, 2005
Separate Accounts
Fixed Income
Beginning assets under management	$199,762	$211,075	$216,070	$239,912	$258,411	$216,070
Net subscriptions	5,201	1,121	4,906	12,855	6,891	24,652
Acquisitions	—	—	20,005	—	—	20,005
Market appreciation (depreciation)	6,112	3,874	(1,069)	5,644	(598)	3,977

Ending assets under management	211,075	216,070	239,912	258,411	264,704	264,704

Cash Management
Beginning assets under management	6,896	7,703	7,360	7,307	8,164	7,360
Net subscriptions (redemptions)	787	(362)	(632)	809	153	330
Acquisitions	—	—	558	—	—	558
Market appreciation	20	19	21	48	40	109

Ending assets under management	7,703	7,360	7,307	8,164	8,357	8,357

Cash Management-Securities lending
Beginning assets under management	8,771	8,636	6,898	6,791	7,368	6,898
Net subscriptions (redemptions)	(135)	(1,738)	(107)	577	(1,715)	(1,245)

Ending assets under management	8,636	6,898	6,791	7,368	5,653	5,653

Equity
Beginning assets under management	8,790	8,129	9,397	18,610	18,525	9,397
Net subscriptions (redemptions)	(748)	31	(107)	(376)	(203)	(686)
Acquisitions	—	—	9,061	—	—	9,061
Market appreciation	87	1,237	259	291	1,467	2,017

Ending assets under management	8,129	9,397	18,610	18,525	19,789	19,789

Alternative investment products
Beginning assets under management	6,626	7,418	8,202	19,566	22,768	8,202
Net subscriptions	851	666	462	2,204	1,692	4,358
Acquisitions	—	—	10,557	—	—	10,557
Market appreciation (depreciation)	(59)	118	345	998	1,023	2,366

Ending assets under management	7,418	8,202	19,566	22,768	25,483	25,483

Total Separate Accounts
Beginning assets under management	230,845	242,961	247,927	292,186	315,236	247,927
Net subscriptions (redemptions)	5,956	(282)	4,522	16,069	6,818	27,409
Acquisitions	—	—	40,181	—	—	40,181
Market appreciation (depreciation)	6,160	5,248	(444)	6,981	1,932	8,469

Ending assets under management	$242,961	$247,927	$292,186	$315,236	$323,986	$323,986

Mutual Funds
Fixed Income
Beginning assets under management	$23,780	$24,460	$24,639	$25,379	$25,671	$24,639
Net subscriptions (redemptions)	270	197	(139)	68	(82)	(153)
Acquisitions	—	—	989	89	—	1,078
Market appreciation (depreciation)	410	(18)	(110)	135	(252)	(227)

Ending assets under management	24,460	24,639	25,379	25,671	25,337	25,337

Cash Management
Beginning assets under management	50,276	51,498	63,799	59,985	59,651	63,799
Net subscriptions (redemptions)	1,222	12,309	(4,023)	(334)	3,052	(1,305)
Acquisitions	—	—	210	—	—	210
Market depreciation	—	(8)	(1)	—	—	(1)

Ending assets under management	51,498	63,799	59,985	59,651	62,703	62,703

Equity
Beginning assets under management	4,753	4,546	5,395	13,778	13,853	5,395
Net subscriptions (redemptions)	(146)	455	(255)	(244)	959	460
Acquisitions	—	—	8,497	—	—	8,497
Market appreciation (depreciation)	(61)	394	141	319	999	1,459

Ending assets under management	4,546	5,395	13,778	13,853	15,811	15,811

Total Mutual Funds
Beginning assets under management	78,809	80,504	93,833	99,142	99,175	93,833
Net subscriptions (redemptions)	1,346	12,961	(4,417)	(510)	3,929	(998)
Acquisitions	—	—	9,696	89	—	9,785
Market appreciation	349	368	30	454	747	1,231

Ending assets under management	$80,504	$93,833	$99,142	$99,175	$103,851	$103,851

BlackRock, Inc.

Assets Under Management

Quarterly Trend

(Dollar amounts in millions)

(unaudited)

	2004		2005			Nine months ended
	September 30	December 31	March 31	June 30	September 30	September 30, 2005
Mutual Funds
BlackRock Funds
Beginning assets under management	$16,603	$16,305	$16,705	$25,755	$25,598	$16,705
Net subscriptions (redemptions)	(391)	60	(430)	(549)	(122)	(1,101)
Acquisitions	—	—	9,476	89	—	9,565
Market appreciation	93	340	4	303	728	1,035

Ending assets under management	16,305	16,705	25,755	25,598	26,204	26,204

BlackRock Global Series
Beginning assets under management	1,293	1,299	1,223	1,115	1,023	1,223
Net subscriptions (redemptions)	(21)	(117)	(104)	(92)	69	(127)
Market appreciation (depreciation)	27	41	(4)	—	1	(3)

Ending assets under management	1,299	1,223	1,115	1,023	1,093	1,093

BlackRock Liquidity Funds
Beginning assets under management	45,854	47,087	58,453	53,864	53,229	58,453
Net subscriptions (redemptions)	1,233	11,374	(4,589)	(635)	2,921	(2,303)
Market depreciation	—	(8)	—	—	—	—

Ending assets under management	47,087	58,453	53,864	53,229	56,150	56,150

Closed End
Beginning assets under management	14,233	14,895	15,410	15,835	16,270	15,410
Net subscriptions	433	520	175	284	993	1,452
Acquisitions	—	—	220	—	—	220
Market appreciation (depreciation)	229	(5)	30	151	18	199

Ending assets under management	14,895	15,410	15,835	16,270	17,281	17,281

Other Commingled Funds
Beginning assets under management	826	918	2,042	2,573	3,055	2,042
Net subscriptions	92	1,124	531	482	68	1,081

Ending assets under management	918	2,042	2,573	3,055	3,123	3,123

Total Mutual Funds
Beginning assets under management	78,809	80,504	93,833	99,142	99,175	93,833
Net subscriptions (redemptions)	1,346	12,961	(4,417)	(510)	3,929	(998)
Acquisitions	—	—	9,696	89	—	9,785
Market appreciation	349	368	30	454	747	1,231

Ending assets under management	$80,504	$93,833	$99,142	$99,175	$103,851	$103,851